ENERGY INFRASTRUCTURE ACQUISITION CORP.
SUITE 1300, 1105 NORTH MARKET STREET
WILMINGTON, DELAWARE 19899
(302) 655-1771

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 17, 2008

TO THE STOCKHOLDERS OF
ENERGY INFRASTRUCTURE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Energy Infrastructure Acquisition Corp., a Delaware corporation (“Energy Infrastructure”), will be held 10:00 a.m. New York time, on July 17, 2008, at the offices of Loeb & Loeb, LLP, 345 Park Avenue, New York, New York 10154-1895 to consider and vote upon proposals to approve:

(1)	an Agreement and Plan of Merger by and between Energy Infrastructure and its wholly-owned Marshall Islands subsidiary, Energy Infrastructure Merger Corporation (“Energy Merger”), a summary of which is contained in Annex A to this notice, whereby Energy Infrastructure will merge with and into Energy Merger, with Energy Merger as the surviving corporation (the “Redomiciliation Merger”), as a result of which, (i) the separate corporate existence of Energy Infrastructure will cease; (ii) each share of Energy Infrastructure common stock, par value $0.0001 per share, will automatically be converted into one share of Energy Merger Corporation common stock, par value $0.0001 per share; and (iii) each outstanding warrant of Energy Infrastructure will be automatically assumed by Energy Merger with the same terms and restrictions, except that each will be exercisable for common stock of Energy Merger;
(2)	the acquisition of nine SPVs, each owning one very large crude carrier, or VLCC, by Energy Merger from Vanship Holdings Limited (the “Business Combination”), pursuant to a Share Purchase Agreement by and among Energy Infrastructure, Energy Merger and Vanship; and
(3)	the Dissolution of Energy Infrastructure and a proposed Plan of Liquidation, in the event Energy Infrastructure has not received the requisite stockholder vote to approve the Business Combination and the Redomiciliation Merger proposals described above.

Please read Energy Infrastructure’s preliminary proxy statement, and definitive proxy statement, when available, in connection with its solicitation of proxies for the special meeting to approve the Redomiciliation Merger and the Business Combination because these proxy statements will contain important information. The definitive proxy statement will be mailed to stockholders as of June 23, 2008, the record date established for voting on the Business Combination. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Energy Infrastructure Acquisition Corp., Suite 1300, 1105 North Market Street, Wilmington, Delaware, 19899, Attn: Marios Pantazopoulos. The preliminary proxy statement, and definitive proxy statement, when available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

By Order of the Board of Directors,

Andreas Theotokis
Chairman of the Board

Dated: June 26, 2008

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ANNEX A

SUMMARY OF MERGER AGREEMENT

The summary of the material terms of the Merger Agreement below is qualified in its entirety by reference to the Merger Agreement, a form of which will be attached to the Company’s joint proxy statement/prospectus, which will be mailed, when available, to stockholders as of the record date established for voting on the redomiciliation merger and business combination.

Structure and Effective Time of Merger

At the effective time of the Redomiciliation Merger, Energy Infrastructure will merge with and into Energy Merger, the separate corporate existence of Energy Infrastructure will cease and Energy Merger will be the surviving corporation. The effective time of the Redomiciliation Merger will occur as promptly as possible after the satisfaction or waiver of all conditions to closing in the Merger Agreement by filing a certificate of merger or similar document with the Secretary of State of the State of Delaware and the Registrar of Corporations of the Republic of the Marshall Islands. We will seek to complete the Redomiciliation Merger in the first half of 2008. However, we cannot assure you when, or if, all the conditions to completion of the Redomiciliation Merger will be satisfied or waived.

Merger Consideration

Pursuant to the Share Purchase Agreement, each outstanding share of Energy Infrastructure common stock, par value $0.0001 per share, will be automatically converted into one share of Energy Merger common stock, par value $0.0001 per share, and each outstanding warrant of Energy Infrastructure will be assumed by Energy Merger with the same terms and restrictions except that each will be exercisable for common stock of Energy Merger.

Articles of Incorporation; Bylaws

The articles of incorporation and bylaws of Energy Merger in effect immediately prior to the Redomiciliation Merger will be the articles of incorporation and bylaws of the surviving corporation.

Directors and Officers

The board of directors of Energy Merger consists of Mr. George Sagredos, as Chairman, and Mr. Marios Pantazopoulos. Upon completion of the Redomiciliation Merger, Mr. George Sagredos will resign his position and the board of directors will consist of Mr. Pantazopoulos, as a Class A director, Captain C.A.J. Vanderperre and Mr. Fred Cheng, as Class C directors, Mr. Christoph Widmer, as a Class B director, and five independent directors to be nominated by Vanship. Captain C.A.J. Vanderperre will serve as Chairman of the board of directors.

Mr. George Sagredos serves as the President of Energy Merger and Mr. Marios Pantazopoulos serves as the Chief Financial Officer, Treasurer and Secretary of Energy Merger. Upon completion of the Redomiciliation Merger, Mr. Fred Cheng will serve as the Chief Executive Officer and Mr. Christoph Widmer will initially serve as the President and Chief Financial Officer of Energy Merger.

Representations and Warranties

In the Share Purchase Agreement, the parties have made customary representations and warranties about themselves concerning various business, legal, financial, regulatory and other pertinent matters. Under certain definitive, pre-determined circumstances, each of the parties may decline to complete the Redomiciliation Merger if the inaccuracy of the other party’s representations and warranties has a material adverse effect on the other party.

Conditions to the Redomiciliation Merger

The completion of the Redomiciliation Merger is subject to (i) Energy Infrastructure obtaining the requisite approval of its stockholders; and (ii) the satisfaction or waiver of all conditions precedent to the performance of the obligations of each of the parties to the Share Purchase Agreement (other than consummation of the Redomiciliation Merger). We expect to complete the Redomiciliation Merger in July of 2008, but

TABLE OF CONTENTS

we cannot be certain when or if the conditions will be satisfied or, if permissible, waived. We believe that the only material uncertainty which exists with respect to the conditions to the completion of the Redomiciliation Merger is obtaining the requisite vote of Energy Infrastructure stockholders. Currently, no condition precedent to the completion of the Redomiciliation Merger has been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Redomiciliation Merger whether before or after stockholder approval by mutual consent in writing of Energy Infrastructure and Energy Merger or unilaterally by one party to the Merger Agreement if the other party to the Merger Agreement materially breaches one of its material representation and warranties or fails to comply with a material condition in the Merger Agreement.

Effect of Termination

In the event of termination of the Merger Agreement by either Energy Infrastructure or Energy Merger, the Merger Agreement will become void and there shall be no further obligation on the part of either Energy Merger or Energy Infrastructure. No party shall be relieved from liability for any breach of the Merger Agreement.

Expenses

Whether or not the Redomiciliation Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder shall be paid by Energy Infrastructure, except as otherwise specifically provided for in the Merger Agreement.